JPMorgan Asset Management
-------------------------





                                                                           Unit                    Underwriter
                                                                         Price of                     From
                                                                         Offering/                    Whom
                Offering                                                   Price           Total      the          Total
                Date/Trade     Issuer/                 Offering          Paid Per          Price      Fund        Shares
Fund              Date        Security       Cusip      Type      Shares   Unit    Spread  Paid    Purchased      Offered
----            ----------- -------------- ---------- ----------- ------ --------- ------ -------- -----------  -----------
Transamerica                Realogy
  Mid Cap                   Holdings
  Value                     Corp.                                                                  Goldman,
  Fund                      (RLGY)                    US                                           Sachs
                10/11/2012  IPO             75605Y10  Registered  5,200   $ 27.00  1.2825 $140,400 & Co.         40,000,000
Transamerica
  Funds-                    American
  Transamerica              Campus
  Long/                     Communities,                                                           BofA
  Short                     Inc. (ACC)                US                                           Merrill
  Strategy      10/26/2012  Secondary       02483510  Registered  4,500   $ 43.75    1.75 $196,875 Lynch         11,000,000
Transamerica
  Funds-
  Transamerica              Equity
  Long/                     Residential
  Short                     (EQR)                     US                                           Morgan
  Strategy      11/28/2012  Secondary       29476L10  Registered  3,600   $ 54.75  1.6425 $197,100 Stanley       19,000,000
Transamerica
  Funds-
  Transamerica              AvalonBay
  Long/                     Communities,                                                           Goldman,
  Short                     Inc. (AVB)                US                                           Sachs
  Strategy      11/29/2012  Secondary       05348410  Registered  2,200   $130.00     3.9 $286,000 & Co.         14,500,000
Transamerica
  Funds-                    American
  Multi-                    International
  Managed                   Group
  Balanced                  (AIG)                     US
  Portfolio     12/11/2012  Secondary      026874784  Registered  8,000   $ 32.50  0.1218 $260,000 Citigroup    234,169,156

                                          Total Price
                                          Paid by the
                                           Fund Plus
                                          Total Price
                                 Total      paid For
                                 Shares       Same
                    Total      Purchased   Securities
                   Size of         by     Purchased By
                     the       Investment   the Same     % of
Fund               Offering    Management Sub-adviser  Offering
----            -------------- ---------- ------------ --------
Transamerica
  Mid Cap
  Value
  Fund
                $1,080,000,000  920,400   $24,850,800    2.30%
Transamerica
  Funds-
  Transamerica
  Long/
  Short
  Strategy      $  481,250,000  203,000   $ 8,881,250    1.85%
Transamerica
  Funds-
  Transamerica
  Long/
  Short
  Strategy      $1,040,250,000  180,200   $ 9,865,950    0.95%
Transamerica
  Funds-
  Transamerica
  Long/
  Short
  Strategy      $1,885,000,000  324,250   $42,152,500    2.24%
Transamerica
  Funds-
  Multi-
  Managed
  Balanced
  Portfolio     $7,610,497,570  860,000   $27,950,000    0.37%